Yelp Announces Fourth Quarter and Full Year 2014 Financial Results

Local Revenue Increases 60% Over Fourth Quarter 2013

SAN FRANCISCO, Feb. 5, 2015 /PRNewswire/ -- Yelp Inc. (NYSE: YELP), the company that connects consumers with great local businesses, today announced financial results for the fourth quarter and full year ended December 31, 2014.

  Net revenue was $109.9 million in the fourth quarter of 2014, reflecting 56% growth over the fourth quarter of 2013
  Cash flow from operations was $18.9 million in the fourth quarter. Adjusted EBITDA for the fourth quarter of 2014 was $25.1 million, reflecting a nearly 150% increase over the fourth quarter of 2013
  Cumulative reviews grew 35% year over year to approximately 71 million
  Average monthly unique visitors grew 13% year over year to approximately 135 million1 and average monthly mobile unique visitors grew 37% year over year to approximately 72 million2
  Active local business accounts grew 39% year over year to approximately 93,700
  Local advertising accounts grew 48% year over year to approximately 84,0003

Net income in the fourth quarter of 2014 was $32.7 million, or $0.42 per share, compared to a net loss of $(2.1) million, or $(0.03) per share, in the fourth quarter of 2013. Net income for the fourth quarter of 2014 included an income tax benefit of $26.2 million, or $0.34 per share, due to the release of a deferred tax asset valuation allowance.

Net revenue for the full year ended December 31, 2014 was $377.5 million, an increase of 62% compared to $233.0 million in the prior year. Net income for the full year ended December 31, 2014 was $36.5 million, or $0.48 per share, compared to a net loss of $(10.1) million, or $(0.15) per share, in 2013. Adjusted EBITDA for the full year 2014 was $70.9 million compared to $29.4 million for the prior year.

Non-GAAP net income, which consists of net income excluding stock-based compensation, amortization and valuation allowance release, was $18.9 million for the fourth quarter, or $0.24 per share, compared to $7.3 million, or $0.11 per share, in the fourth quarter of 2013. Non-GAAP net income for the full year ended December 31, 2014 was $53.0 million, or $0.69 per share, compared to $18.3 million, or $0.28 per share, for the comparable period in 2013.

"We are extremely pleased with our accomplishments in 2014, having made great progress on the key initiatives we set at the beginning of the year," said Jeremy Stoppelman, Yelp's chief executive officer. "We continued to support the Yelp community with numerous improvements to the consumer experience, expanded our geographic footprint and found new ways to communicate the valuable leads we deliver to local businesses. As we move into 2015, we will look to drive mobile engagement by making Yelp even more useful for everyday consumer needs, increase awareness of Yelp among consumers and deliver and measure ROI for our advertisers. We see a vast market opportunity ahead of us and look forward to capturing more advertising spend as it shifts online."

"This past year marked an important milestone for Yelp," added Rob Krolik, Yelp's chief financial officer. "We achieved full year profitability for the first time while growing revenue in excess of 60% in 2014 and generating operating cash flow of approximately $58 million. Given the leverage we've seen in the business and the large opportunity ahead of us, we believe we can achieve adjusted EBITDA margins of 35-40% over the long term."

Business Highlights

  Closing the loop with businesses:  Yelp continued to increase the value it delivers to business owners with the launch of the Yelp for Business Owners app to help business owners interact with Yelp consumers and view their business metrics on-the-go. In the fourth quarter, consumers made approximately 350,000 transactions through Yelp Platform. Now, Yelp has more than 60,000 businesses integrated into Yelp Platform through its 12 partners, enabling even more transactions.
  International expansion:  Yelp launched in five new countries in 2014, expanding its global footprint to 29 countries around the world. Consumers are now able to use the mobile translation feature to read Yelp content in 16 different languages. In the fourth quarter, Yelp acquired review sites Restaurant-Kritik and Cityvox to deepen and broaden its content in Europe.
  Community engagement:  Consumer and community engagement continued to grow in 2014 as new features such as video uploads, Yelp Reservations and Message the Business were added to enhance the consumer experience. In the fourth quarter, mobile app contributions rose to approximately 58% of reviews and photos posted.

Business Outlook

As of today, Yelp is providing its outlook for the first quarter and full year of 2015.

  For the first quarter of 2015, net revenue is expected to be in the range of $114 million to $116 million, representing growth of approximately 51% compared to the first quarter of 2014. Adjusted EBITDA is expected to be in the range of $19 million to $21 million. Stock-based compensation is expected to be in the range of $12 million to $13 million, and depreciation and amortization is expected to be approximately 4-5% of revenue.
  For the full year of 2015, net revenue is expected to be in the range of $538 million to $543 million, representing growth of approximately 43% compared to full year 2014. Adjusted EBITDA is expected to be in the range of $100 million to $103 million. Stock-based compensation is expected to be in the range of $58 million to $60 million, and depreciation and amortization is expected to be approximately 4-5% of revenue.

Quarterly Conference Call

To access the call, please dial 1 (800) 708-4539, or outside the U.S. 1 (847) 619-6396, with Passcode 38800596, at least five minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will also be available at http://www.yelp-ir.com under the Events & Presentations menu. An audio replay will be available between 4:00 p.m. PT February 05, 2015 and 11:59 p.m. PT February 12, 2015 by calling 1 (888) 843-7419 or 1 (630) 652-3042, with Passcode 38800596. The replay will also be available on the Company's website at http://www.yelp-ir.com.

About Yelp

Yelp Inc. (http://www.yelp.com) connects people with great local businesses. Yelp was founded in San Francisco in July 2004. Since then, Yelp communities have taken root in major metros across 29 countries. Yelp had a monthly average of approximately 135 million unique visitors during the fourth quarter of 20141. By the end of the same quarter, Yelpers had written approximately 71 million local reviews, making Yelp the leading local guide for real word-of-mouth on everything from boutiques and mechanics to restaurants and dentists. Approximately 72 million unique visitors visited Yelp via their mobile device on a monthly average basis during the fourth quarter of 20142.

1 Source: "Users" as measured by Google Analytics

2 Average monthly mobile unique visitors based on the number of unique visitors accessing Yelp via mobile web and unique devices accessing the app on a monthly average basis over a given three-month period.

3 Local advertising accounts comprise all local business accounts from which we recognize Local revenue in a given three-month period.

Non-GAAP Financial Measures

This press release includes information relating to Adjusted EBITDA and Non-GAAP net income, each of which the Securities and Exchange Commission has defined as a "non-GAAP financial measures." Adjusted EBITDA and Non-GAAP net income have been included in this press release because they are key measures used by the Company's management and board of directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP").

Adjusted EBITDA and Non-GAAP net income have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of the Company's results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA and Non-GAAP net income do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs;
  adjusted EBITDA and Non-GAAP net income do not consider the potentially dilutive impact of equity-based compensation;
  adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
  adjusted EBITDA does not take into account restructuring and integration costs associated with our acquisition of Qype;
  and other companies, including those in the Company's industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA and Non-GAAP net income alongside other financial performance measures, including various cash flow metrics, net income (loss) and the Company's other GAAP results. Additionally, the Company has not reconciled its adjusted EBITDA outlook for the first quarter and full year 2015 to its net income (loss) outlook because it does not provide an outlook for other income (expense) and provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the Company's control and cannot be reasonably predicted, the Company is unable to provide such an outlook. Accordingly, reconciliation to net income (loss) outlook for the first quarter and full year 2015 is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the Non-GAAP reconciliations included below in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries that are based on the Company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding expected financial results for the first quarter and full year 2015, the Company's potential adjusted EBITDA margins over the long term, the future growth in Company revenue and continued investing by the Company in its future growth, the Company's ability to drive mobile engagement, increase awareness of Yelp among consumers, deliver and measure ROI for our advertisers, expand geographically and build Yelp communities internationally and expand its markets and presence in existing markets, the Company's ability to capture the large local opportunity and more advertising spend and develop new ways to close the loop with local businesses. The Company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the Company's short operating history in an evolving industry; the Company's ability to generate sufficient revenue to maintain profitability, particularly in light of its significant ongoing sales and marketing expenses; the Company's ability to successfully manage acquisitions of new businesses, solutions or technologies, including Qype and SeatMe, and to integrate those businesses, solutions or technologies; the Company's reliance on traffic to its website from search engines like Google and Bing; the Company's ability to generate and maintain sufficient high quality content from its users; maintaining a strong brand and managing negative publicity that may arise; maintaining and expanding the Company's base of advertisers; changes in political, business and economic conditions, including any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the Company's ability to deal with the increasingly competitive local search environment; the Company's need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; the competitive and regulatory environment while the Company continues to expand geographically and introduce new products and as new laws and regulations related to Internet companies come into effect; the Company's ability to timely upgrade and develop its systems, infrastructure and customer service capabilities. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the Company's operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Quarterly Report on Form 10-Q at http://www.yelp-ir.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof. Yelp assumes no obligation to update such statements. The results we report in our Annual Report on Form 10-K for the three months and year ended December 31, 2014 could differ from the preliminary results we have announced in this press release.

Investor Relations Contact Information
Yelp Investor Relations
Wendy Lim
(415) 568-3240
ir@yelp.com

Yelp Inc
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$ 247,312	$ 389,764
Short-term marketable securities	118,498	-
Accounts receivable, net	35,593	21,317
Prepaid expenses and other current assets	19,355	5,752
Total current assets	420,758	416,833

Long-term marketable securities	38,612	-
Property, equipment and software, net	62,761	30,666
Goodwill	67,307	59,690
Intangibles, net	5,786	5,235
Restricted cash	17,943	3,247
Other assets	16,483	306
Total assets	$ 629,650	$ 515,977

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 1,398	$ 3,364
Accrued liabilities	29,581	19,004
Deferred revenue	2,994	2,621
Total current liabilities	33,973	24,989
Long-term liabilities	7,527	4,505
Total liabilities	41,500	29,494

Commitments and contingencies

Stockholders' equity
Common stock	-	-
Additional paid-in capital	627,742	553,753
Accumulated other comprehensive income	(5,609)	3,186
Accumulated deficit	(33,983)	(70,456)
Total stockholders' equity	588,150	486,483
Total liabilities and stockholders' equity	$ 629,650	$ 515,977

Yelp Inc
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net revenue	$ 109,887	$ 70,651	$ 377,536	$ 232,988

Cost and expenses
Cost of revenue (1)	7,286	4,926	24,382	16,561
Sales and marketing (1)	53,580	38,847	201,050	131,970
Product development (1)	19,076	11,802	65,181	38,243
General and administrative (1)	16,662	13,460	58,274	42,907
Depreciation and amortization	5,291	3,524	17,590	11,455
Restructuring and integration (1)	-	-	-	675

Total cost and expenses	101,895	72,559	366,477	241,811
Income (Loss) from operations	7,992	(1,908)	11,059	(8,823)
Other income (expense), net	38	(109)	221	(407)
Income (Loss) before provision for income taxes	8,030	(2,017)	11,280	(9,230)
Benefit (Provision) for income taxes	24,698	(52)	25,193	(838)
Net income (loss) attributable to common stockholders	$ 32,728	$ (2,069)	$ 36,473	$ (10,068)

Net income (loss) per share attributable to common stockholders:
Basic	$ 0.45	$ (0.03)	$ 0.51	$ (0.15)
Diluted	$ 0.42	$ (0.03)	$ 0.48	$ (0.15)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	72,645	68,847	71,936	65,665
Diluted	77,211	68,847	76,712	65,665

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cost of revenue	$ 207	$ 140	$ 729	$ 421
Sales and marketing	3,995	3,201	15,003	10,131
Research and development	4,551	2,705	14,884	6,270
General and administrative	3,063	2,743	11,657	9,300
Restructuring and integration	-	-	-	555
Total stock-based compensation	$ 11,816	$ 8,789	$ 42,273	$ 26,677

Yelp Inc
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year Ended
	December 31,
	2014	2013
Operating activities
Net income (loss)	$ 36,473	$ (10,068)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	17,590	11,455
Provision for doubtful accounts and sales returns	7,238	3,304
Stock-based compensation	42,273	26,677
Release of valuation allowance	(28,197)	-
(Gain) loss on disposal of assets and website development costs	4	159
Premium amortization, net, on securities held-to-maturity	349	-
Excess tax benefit from share-based award activity	(1,834)	(353)

Changes in operating assets and liabilities:
Accounts receivable	(21,291)	(12,843)
Prepaid expenses and other assets	(4,011)	(1,572)
Accounts payable, accrued expenses and other liabilities	8,927	4,971
Deferred revenue	411	(298)
Net cash provided by (used in) operating activities	57,932	21,432

Investing activities
Acquisitions, net of cash received	(14,340)	(2,057)
Purchases of property, equipment and software	(29,054)	(16,243)
Capitalized website and software development costs	(11,349)	(4,856)
Change in restricted cash	(14,764)	3,176
Purchase of intangibles	(1,724)	-
Proceeds from sale of property and equipment	14	-
Goodwill measurement period adjustment	-	1,153
Purchases of investment securities held-to- maturity	(210,459)	-
Maturities of investment securities held-to-maturity	53,002	-
Cash used in investing activities	(228,674)	(18,827)

Financing activities
Proceeds from follow-on offering, net of offering costs	-	276,527
Proceeds from issuance of common stock from share-based awards	20,164	13,554
Proceeds from issuance of common stock for Employee Stock Purchase Plan	8,869	1,960
Excess tax benefit from share-based award activity	1,834	353
Repurchase of common stock	(1,318)	(674)

Net cash provided by financing activities	29,549	291,720

Effect of exchange rate changes on cash and cash equivalents	(1,259)	315

Net increase in cash and cash equivalents	(142,452)	294,640
Cash and cash equivalents at beginning of period	389,764	95,124
Cash and cash equivalents at end of period	247,312	$ 389,764

Yelp Inc
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Adjusted EBITDA:
Net income (loss)	$ 32,728	$ (2,069)	$ 36,473	$ (10,068)
(Benefit) Provision for income taxes	(24,698)	52	(25,193)	838
Other (income) expense, net	(38)	109	(221)	407
Depreciation and amortization	5,291	3,524	17,590	11,455
Stock-based compensation	11,816	8,789	42,273	26,122
Restructuring and integration	-	-	-	675
Adjusted EBITDA	$ 25,099	$ 10,405	$ 70,922	$ 29,429

GAAP net income (loss) to non-GAAP net income per share:
GAAP net income (loss) attributable to common Shareholders	$32,728	$(2,069)	$36,473	$(10,068)
Add back: stock-based compensation	11,816	8,789	42,273	26,122
Add back: amortization of intangible assets	550	620	2,448	2,260
Add back: valuation allowance release	(26,197)	-	(28,197)	-
NON-GAAP NET INCOME	$18,897	$ 7,340	$52,997	$ 18,314

GAAP diluted shares	77,211	68,847	76,712	65,665

NON-GAAP NET INCOME PER SHARE	$ 0.24	$ 0.11	$ 0.69	$ 0.28

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